Exhibit 99.1

LBFoster	News Release

L.B. FOSTER REPORTS FIRST QUARTER OPERATING RESULTS

PITTSBURGH, PA, May 2, 2011 – L.B. Foster Company (NASDAQ: FSTR), a leading manufacturer, fabricator, and distributor of products and services for rail, construction, energy and utility markets, today reported its 2011 first quarter operating results, including the following items:

•	First quarter sales increased by $35.1 million or 42.8% due to a strong sales quarter by Portec Rail Products Inc., as well as a 14.4% sales increase in the legacy L.B. Foster business.

•	Gross Profit margin was 14.9%, 20 basis points better than the prior year.

o	The Portec Rail Products business contributed a gross margin of 21.7% which, as expected, included charges from purchase accounting related asset step-ups.

o
The legacy Foster margins were lower than the prior year due to a weak first quarter in our precast buildings division, as well as unabsorbed plant costs at our Grand Island, NE concrete tie facility as a limited amount of production was concluded in the first quarter and we began dismantling the equipment.

•	Selling and administrative expense increased $6.5 million, principally due to the inclusion of the Portec Rail Products results.

•	First quarter net income was $0.7 million or $0.07 per diluted share compared to $1.8 million or $0.17 per diluted share last year. Factors negatively impacting net income for this quarter were:

o
The recognition of expense related to the sale of Portec inventory that was written up to fair market value as of the acquisition date resulting in increased cost of goods sold of $2.5 million ($0.17 per diluted share).

o	Acquisition related amortization and depreciation of definitive-lived intangible and tangible assets stepped up to market value of $0.8 million ($0.06 per diluted share).

o	LIFO adjustments were $0.4 million ($0.03 per diluted share) unfavorable compared to the prior year.

•	Adjusted EBITDA was $6.5 million compared to $5.0 million in the prior year quarter.

•
First quarter bookings were $163.8 million compared to $106.1 million last year, an increase of 54.4%.  Excluding Portec, bookings were 27.3% higher than last year.  At quarter end, our backlog was $237.1 million, 15.8% higher than the prior year (4.9% without Portec).

Stan L. Hasselbusch, L. B. Foster’s president and chief executive officer, said, “Our performance in the first quarter, which is traditionally our weakest quarter due to seasonality, was negatively impacted by expenses related to the acquisition of Portec Rail Products, Inc. and to our Grand Island facility.  The most significant of these costs, a $2.5 million charge to gross profit, is a non-recurring expense that relates to the requirement to write-up inventory purchased in an acquisition to net realizable value, which takes most of the margin away when it is sold.  This negative adjustment has been completely flushed through our results in the first quarter and will not impact us the rest of the year.”   Mr. Hasselbusch went on to say, “Our margins were not where we wanted them as they were negatively impacted by the Grand Island shut down, a weak precast buildings performance and a disadvantageous sales mix as distribution sales increased by 25% while distribution margins declined by 120 basis points. With regard to the Portec acquisition, we have moved past an intense 120 day integration period and are planning to continue these efforts for the remainder of the year.  We continue to see many promising opportunities in the friction management and Salient product lines and are excited about the long term prospects for these businesses.”  Mr. Hasselbusch concluded by adding, “As we move through 2011, we expect to continue to experience a highly competitive market environment and we also anticipate significantly extended delays before a new transportation bill is passed, but we are optimistic that the overall economy is improving.  Our bookings and backlog are very strong and we expect this strength to be reflected in our results for the remainder of this year.”

L.B. Foster Company will conduct a conference call and webcast to discuss its first quarter 2011 operating results and general market activity and business conditions on Monday, May 2, 2011 at 11:00am ET.  The call will be hosted by Mr. Stan Hasselbusch, President and Chief Executive Officer.  Listen via audio on the L.B. Foster web site: www.lbfoster.com, by accessing the Investor Relations page.  The replay can also be heard via telephone at (888) 286-8010 by entering pass code 17288494.

This release may contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the results anticipated in any forward-looking statement.  Factors that could cause or contribute to these material differences include, but are not limited to, an economic slowdown in the markets we serve; a decrease in freight or passenger rail traffic; a lack of state or federal funding for new infrastructure projects; an increase in manufacturing or material costs; and other factors contained in the Company’s filings with the Securities and Exchange Commission.  The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces.  The forward-looking statements contained in this press release are made only as of the date hereof, and the Company assumes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Contact:
David Russo	Phone: 412.928.3417	L.B. Foster
	Email: Investors@Lbfosterco.com	415 Holiday Drive
	Website: www.lbfoster.com	Pittsburgh, PA 15220

L. B. FOSTER COMPANY AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2011	2010
	(Unaudited)

NET SALES	$117,104	$82,002

COSTS AND EXPENSES:
Cost of goods sold	99,638	69,929
Selling and administrative
expenses	15,696	9,190
Amortization expense	704	3
Interest expense	138	245
(Gain) loss on joint venture	(87)	147
Interest income	(56)	(74)
Other expense (income)	87	(102)
	116,120	79,338

INCOME BEFORE INCOME TAXES	984	2,664

INCOME TAX EXPENSE	305	911

NET INCOME	$679	$1,753

BASIC EARNINGS PER COMMON SHARE	$0.07	$0.17

DILUTED EARNINGS PER COMMON SHARE	$0.07	$0.17

AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - BASIC	10,285	10,172

AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - DILUTED	10,401	10,315

L.B. Foster Company and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2011	2010
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and cash items	$58,884	$74,800
Accounts and notes receivable:
Trade	60,890	66,908
Other	956	2,789
Inventories	101,779	90,367
Current deferred tax assets	1,660	911
Prepaid income tax	1,203	972
Other current assets	2,525	2,535
Total Current Assets	227,897	239,282

OTHER ASSETS:
Property, plant & equipment-net	47,130	46,336
Goodwill	44,369	44,369
Other intangibles - net	44,413	45,079
Investments	2,074	1,987
Other non-current assets	1,445	1,663
Total Other Assets	139,431	139,434

	$367,328	$378,716

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities on other long-term debt	$2,358	$2,402
Accounts payable-trade and other	51,814	45,533
Deferred revenue	11,460	16,868
Accrued payroll and employee benefits	5,735	9,054
Other accrued liabilities	14,242	22,962
Total Current Liabilities	85,609	96,819

OTHER LONG-TERM DEBT	1,103	2,399
DEFERRED TAX LIABILITIES	12,065	11,863
OTHER LONG-TERM LIABILITIES	11,274	11,888

STOCKHOLDERS' EQUITY:
Class A Common stock	111	111
Paid-in capital	46,849	47,286
Retained earnings	233,701	233,279
Treasury stock	(23,090)	(23,861)
Accumulated other comprehensive loss	(294)	(1,068)
Total Stockholders' Equity	257,277	255,747

	$367,328	$378,716

L.B. Foster Company

Reconciliation of GAAP to Non-GAAP Financial Measures

L.B. Foster (Foster) reports its financial results in accordance with generally accepted accounting principles (GAAP).  However, Foster believes that certain non-GAAP financial measures are useful in managing our performance.  One such non-GAAP measure is Adjusted EBITDA.

Adjusted EBITDA, which Foster defines as net income before interest, taxes, depreciation, amortization and other non-cash charges (principally related to purchase accounting adjustments, such as the $2.5 million charge taken in the first quarter of 2011 related to the write-up of inventory owned by Portec  to fair value less cost to sell on the date of acquisition) is used due to its wide acceptance as a measure of operating profitability before non-operating expenses (interest and taxes) and noncash charges (depreciation and amortization and other noncash charges).  Additionally, Adjusted EBITDA is one of the performance measures used in Foster’s debt covenant calculations and incentive compensation plan.

This non-GAAP financial measure is not a substitute for GAAP financial results and should only be considered in conjunction with Foster’s financial information that is presented in accordance with GAAP. A quantitative reconciliation of GAAP net income to Adjusted EBITDA is provided in the table below.

Reconciliation of GAAP Net Income to Adjusted EBITDA
(Unaudited)
	Three Months Ended March 31,
	2011	2010
	($ in thousands)

Net income	$679	$1,753

Income tax expense	305	911

Interest, net	82	171

Depreciation and amortization	2,939	2,163

EBITDA, Non-GAAP	4,005	4,998

Adjustments or charges

Difference between net realizable value and cost basis of inventory sold due to purchase accounting step-up	2,493	0

Adjusted EBITDA	$6,498	$4,998